                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 26, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America and February 5, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, in Post Effective Amendment No. 5 to the Registration Statement (Form N-4 File No. 33-77878) and related Prospectus of The Manufacturers Life Insurance Company of North America Separate Account A.


                                             Ernst & Young LLP



Boston, Massachusetts
April 27, 1998